UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2008

GT SOLAR INTERNATIONAL, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	333-142383 (Commission File Number)	03-0606749 (IRS Employer Identification No.)

243 Daniel Webster Highway
Merrimack, New Hampshire 03054
(Address of Principal Executive Offices, including  Zip Code)

(603) 883-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 12, 2008, the Compensation Committee of the Board of Directors of GT Solar International, Inc. (the “Company”) awarded 1,658,552 restricted stock units, including 850,876 restricted stock units awarded to the Company’s named executive officers, under the Company’s 2008 Equity Incentive Plan.

The table below sets forth the restricted stock units awarded to each of the Company’s named executive officers on December 12, 2008.  The restricted stock units awarded to the named executive officers vest over four years in four equal annual installments commencing on the first anniversary of the grant date.

Number of Restricted Stock Units
Thomas M. Zarrella	400,000
Robert W. Woodbury, Jr.	140,000
David W. Keck	105,000
John (Rick) Tattersfield	126,000
Jeffrey J. Ford	63,000
Daniel F. Lyman	16,876

The Company’s form of restricted stock unit agreement for employees is attached as Exhibit 10.1 and is incorporated by reference herein.  A copy of the Company’s 2008 Equity Incentive Plan has been filed as Exhibit 10.1 to the Company’s quarterly report on Form 10-Q for the quarter ended September 27, 2008 (File No. 001-34133) and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of restricted stock unit agreement for employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GT SOLAR INTERNATIONAL, INC.

/s/ Thomas M. Zarrella
Date:	December 17, 2008	By:	Thomas M. Zarrella
		Its:	President and Chief Executive Officer